Exhibit 10.2

YEXT, INC.

STAND-ALONE INDUCEMENT RESTRICTED STOCK UNIT AGREEMENT

NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD

Participant Name:	Michael Walrath

Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of this Award Agreement, as follows:

Date of Grant	March 8, 2022
Vesting Commencement Date	March 25, 2022
Number of Restricted Stock Units	2,000,000

Vesting Schedule:

The Restricted Stock Units will vest as set forth on the attached Vesting Appendix.

In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.

By Participant’s signature and the signature of the representative of Yext, Inc. (the “Company”) below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of this Award Agreement.  Participant has reviewed this Award Agreement, including the Vesting Appendix, the Terms and Conditions of Restricted Stock Unit Award, attached hereto as Exhibit A in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Award Agreement.  Participant further agrees to notify the Company upon any change in the residence address.

PARTICIPANT:	Yext, Inc.

Signature	By

Print Name	Title

VESTING APPENDIX

This Vesting Appendix sets forth the vesting terms for the performance-based Restricted Stock Units set forth in the Notice of Restricted Stock Unit Grant (the “PSUs”).

1.                Performance Vesting. PSUs become eligible to vest (“Eligible PSUs”) based upon achievement of the following stock price targets (measured based on the average closing price of a Share for any 30 consecutive trading day period (“Stock Price Achievement”):

•         Tranche 1: 25% of the PSUs become Eligible PSUs upon Stock Price Achievement that equals or exceeds $15 (“Hurdle 1”).

•         Tranche 2: 25% of the PSUs become Eligible PSUs upon Stock Price Achievement that equals or exceeds $17 (“Hurdle 2”).

•         Tranche 3: 25% of the PSUs become Eligible PSUs upon Stock Price Achievement that equals or exceeds $19 (“Hurdle 3”).

•         Tranche 4: 25% of the PSUs become Eligible PSUs upon Stock Price Achievement that equals or exceeds $21 (“Hurdle 4”).

Each of the tranches eligible to become Eligible PSUs are referred to herein as a “Tranche,” and each stock price target with respect to a Tranche is referred to herein as a “Hurdle.” If the Company incurs a change in capitalization as specified in Section 13(a) of the Terms and Conditions of Restricted Stock Unit Award (for example, a stock-split), then each Hurdle and the Shares subject to the Award will be proportionately adjusted to account for such change in capitalization.

If an applicable Hurdle is achieved, then achievement related to such Hurdle shall be deemed to occur, and no subsequent stock price decrease will have any effect on a previous achievement.

All determinations regarding Stock Price Achievement shall be made on the date on which the Administrator approves such achievement (either in a meeting or through written consent) (such date, the “Certification Date”).

2.             Time-Based Vesting. If a Tranche becomes Eligible PSUs, then the Eligible PSUs will vest on the following schedule:

The Eligible PSUs of the applicable earned Tranche will vest quarterly in 1/16 increments beginning on June 20, 2022 and thereafter on each subsequent Quarterly Vesting Date, subject to Participant continuing to be a Service Provider through each vesting date.

The Company’s “Quarterly Vesting Dates” are June 20, September 20, December 20 and March 20 of each year.

In the event Participant ceases to be a Service Provider for any or no reason before Participant vests (e.g., both determination of the applicable Stock Price Achievement milestone and the first Quarterly Vesting Date thereafter) in any Tranche, the Tranche and Participant’s right to acquire any Shares hereunder will immediately terminate.

3.                  Change in Control. If a Change in Control occurs, the following will apply:

•         Any Tranche for which an applicable Hurdle has not been achieved will be forfeited if the applicable stock price target exceeds the per Share price payable to Company stockholders in the Change in Control (the “Acquisition Price”).

•         Any Tranche that has become Eligible PSUs will have any time-based requirement set forth in Section 2 accelerated on the Change in Control.

For illustrative purposes, if Tranche 1 had been achieved in January 1, 2023, and a Change in Control occurs on July 1, 2023, then all of Eligible PSUs in Tranche 1 will accelerate and vesting upon the Change in Control.

•         Any Tranche that has not otherwise become Eligible PSUs will vest on the Change in Control (without any time-based vesting described in Section 2) if the Acquisition Price exceeds the applicable Hurdle.

For illustrative purposes, if no Tranche had become Eligible PSUs prior to a Change in Control, and the Acquisition Price exceeds $15 per Share, then Hurdle 1 shall be deemed to be achieved on the Change in Control and Tranche 1 will vest on the Change in Control without any time-based vesting described in Section 2.

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

1.             Definitions. As used herein, the following definitions will apply:

(a)               “Administrator” means the Board or any of its Committees as will be administering the Award Agreement, in accordance with Section 2.

(b)               “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

(c)               “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Award.

(d)               “Award” means this award of Restricted Stock Units.

(e)               “Award Agreement” means this Stand-Alone Inducement Restricted Stock Unit Agreement evidencing this Award.

(f)                “Board” means the Board of Directors of the Company.

(g)               “Change in Control” has the meaning ascribed to such term in the Company’s 2016 Equity Incentive Plan.

(h)               “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

(i)                 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 2 hereof.

(j)                 “Common Stock” means the common stock of the Company.

(k)               “Company” means Yext, Inc., a Delaware corporation, or any successor thereto.

(l)                 “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent, Subsidiary or Affiliate to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(m)             “Director” means a member of the Board.

(n)              “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)              “Employee” means any person, including Officers and Directors, providing services as an employee of the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p)               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)               “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)            If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)            In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r)                “Fiscal Year” means the fiscal year of the Company.

(s)               “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)                “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u)               “Participant” means the person named in the Notice of Grant or such person’s successor.

(v)               “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(w)             “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Award Agreement.

(x)               “Securities Act” means the Securities Act of 1933, as amended.

(y)               “Section 409A” means Section 409A of the Code and the final regulations and any guidance promulgated thereunder, as may be amended from time to time.

(z)               “Service Provider” means an Employee, Director, or Consultant.

(aa)            “Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

(bb)           “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.              Administration.

(a)               Procedure.

(i)            Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(ii)            Other Administration. Other than as provided above, the Award Agreement will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)               Powers of the Administrator. Subject to the provisions of the Award Agreement, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)            to determine the Fair Market Value;

(ii)            to construe and interpret the terms of the Award and the Award Agreement;

(iii)            to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(iv)            to make all other determinations deemed necessary or advisable for administering the Award and the Award Agreement.

(c)               Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on the Participant and will be given the maximum deference permitted by Applicable Laws.

3.                  Grant. The Company hereby grants to the individual named in the Notice of Grant (the “Participant”) an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement. The Award is intended to qualify as an employment inducement grant under NYSE Listing Rule 303A.08.

4.                  Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 5 or 6, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections 5 or 6 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section 10. Subject to the provisions of Section 6, such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within the period sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Award Agreement.

5.                  Vesting Schedule. Except as provided in Section 6, and subject to Section 8, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

6.                  Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Award Agreement. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. The payment of Shares vesting pursuant to this Section 6 shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A.

Notwithstanding anything in this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6)-month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

7.                  Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of the Award will be suspended during any unpaid leave of absence. The Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

8.                  Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate.

9.                  Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (i) written notice of his or her status as transferee, and (ii) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

10.               Withholding of Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment, social insurance, payroll and other taxes which the Company determines must be withheld with respect to such Shares. Prior to vesting and/or settlement of the Restricted Stock Units, Participant will pay or make adequate arrangements satisfactory to the Company and/or Participant’s employer (the “Employer”) to satisfy all withholding and payment obligations of the Company and/or the Employer. In this regard, Participant authorizes the Company and/or the Employer to withhold all applicable tax withholding obligations legally payable by Participant from his or her wages or other cash compensation paid to Participant by the Company and/or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under applicable local law, the Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld (a “sell-to-cover”). To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. Unless otherwise determined by the Administrator, tax withholding obligations will be satisfied through a sell-to-cover. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest or tax withholding obligations related to Restricted Stock Units otherwise are due, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.

11.              Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

12.              No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

13.              Adjustments; Dissolution or Liquidation; Change in Control.

(a)               Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Award Agreement, will adjust the number and class of Shares covered by the Award.

(b)               Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Award will terminate immediately prior to the consummation of such proposed action.

(c)               Change in Control. Except as set forth in this Section 13(c), in the event of a merger of the Company with or into another corporation or other entity or a Change in Control, the Award will be treated as the Administrator determines, including, without limitation, that the Award may be assumed, or a substantially equivalent award will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares. In taking any of the actions permitted under this, the Administrator will not be required to treat the Award in a manner similar to the treatment of any other award in the transaction.

14.              Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Yext, Inc., 61 9th Avenue, New York, New York 10011, or at such other address as the Company may hereafter designate in writing.

15.              Award is Not Transferable. Except to the limited extent provided in Section 9, this Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

16.              Binding Agreement. Subject to the limitation on the transferability of this Award contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

17.              Conditions Upon Issuance of Shares.

(a)               Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)               Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)               Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state, federal, or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

(d)               Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

18.              Administrator Authority. The Administrator will have the power to interpret this Award Agreement and to adopt such rules for the administration, interpretation and application of the Award Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to this Award Agreement.

19.              Electronic Delivery. Participant agrees that the Company may deliver by electronic means all documents relating to the Restricted Stock Units (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). Participant also agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a web site, it will notify Participant by electronic means.

20.              Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

21.              Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

22.              Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award.

23.              Governing Law and Venue. This Award Agreement will be governed by the laws of New York, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of New York, and agree that such litigation will be conducted in the courts of New York County, New York, or the federal courts for the United States for the Southern District of New York, and no other courts, where this Award is made and/or to be performed.

24.              Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by the Participant.